UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2024

APX Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41125	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Westview Avenue

Nashville, TN 37205

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 465-5882

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one Redeemable Warrant	APXIU	The NASDAQ Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	APXI	The NASDAQ Stock Market LLC
Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	APXIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On February 6, 2024, effective immediately, Daniel Braatz resigned as Chairman of the board of directors (the “Board”) and Chief Executive Officer of APX Acquisition Corp. I (the “Company”). Mr. Braatz will remain as a director on the Board. Mr. Braatz informed the Company that his resignation was not the result of any disagreement with the Company related to its operations, policies or practices.

On the same date, the Board appointed Kyle Bransfield as a director, Chairman of the Board, and Chief Executive Officer of the Company. No family relationship exists between Mr. Bransfield and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Bransfield and any other person pursuant to which Mr. Bransfield was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Bransfield had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APX ACQUISITION CORP. I

Dated: February 7, 2024	By:	/s/ Kyle Bransfield
	Name:	Kyle Bransfield
	Title:	Chief Executive Officer